UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2014

THE MEN’S WEARHOUSE, INC.

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1-16097 (Commission File Number)	74-1790172 (I.R.S. Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip code)

281-776-7000
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 5, 2014, The Men’s Wearhouse, Inc. (the “Company”) and American Stock Transfer & Trust Company LLC (the “Rights Agent”) entered into Amendment No. 1 (the “Amendment”) to that certain Rights Agreement (the “Rights Agreement”) dated as of October 10, 2013, by and between the Company and the Rights Agent.  The Amendment changes the expiration of the rights from September 30, 2014 to May 5, 2014, effectively terminating the Rights Agreement as of that date.

The foregoing summary of the Amendment does not purport to be complete and is subject and qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  A copy of the Rights Agreement as originally executed is attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on October 11, 2013 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On May 5, 2014, the Company issued a press release in which the Company announced the approval of the Amendment.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of May 5, 2014, by and between The Men’s Wearhouse, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release of the Company dated May 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

	By:	/s/ Jon W. Kimmins
Name: Jon W. Kimmins
Title: Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer

Dated: May 5, 2014